Exhibit 99.7

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of June 10, 2016, by and between AppSoft Technologies, Inc., a Nevada corporation (the “Company”), and Marc A. Seal (“Consultant”).

1.           Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A hereto (the “Services”). Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company. Consultant shall devote at least 25 hours per week to performance of the Services.

2.           Fees. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the consideration specified in Exhibit B hereto at the times specified therein.

3.           Expenses. Except as provided below, Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services unless otherwise agreed to by the Company’s President, which consent shall be evidenced in writing for any expenses in excess of $500.00. Subject to the foregoing sentence, Consultant shall be entitled to incur expenses for software subscriptions or licenses, App or in app purchases, conventions/trade show attendance and travel. The Company shall provide a cell phone to Consultant for business purposes only. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4.           Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on June 10, 2016 and terminating on the earlier of (a) the date Consultant completes the provision of the Services to the Company under this Agreement, or (b) the date Consultant shall have been paid the maximum amount of consulting fees as provided in Exhibit B hereto.

Notwithstanding the above, either party may terminate this Agreement at any time upon two (2) months written notice. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination and maintain all issued royalties or commissions.

Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, including but not limited to Consultant’s obligations under the Confidential Information between the Company and Consultant referenced below, the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within ten (10) business days after having received written notice by the non-breaching party of the breach or default.

5.           Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

6.           Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of the Company, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute and deliver to the Company a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit D hereto (the “Confidentiality Agreement”).

7.           No Authority to Bind Company. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

8.           No Benefits. Consultant acknowledges and agrees that Consultant and its Assistants shall not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

9.           Withholding; Indemnification. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant or its Assistants under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants.

10.         Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s CEO, Brian Kupchik. Consultant will be required to report to the CEO concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the CEO.

11.         Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies who businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit E hereto). If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement, the interests of the Company or further services which the Company might request of Consultant. In addition, prior to accepting an engagement with such other entity, Consultant will advise such other entity of the existence of this Agreement and the Confidential Information and Invention Assignment Agreement. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately. In no event shall any of the Services be performed for the Company at the facilities of a third party or using the resources of a third party.

12.         Confidentiality Agreement. Consultant shall sign, or has signed, the Confidential Information and Invention Assignment Agreement, on or before the date Consultant begins providing the Services.

13.         Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

14.         Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company.

(b) Sole Agreement. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or as subsequently modified by written notice.

(d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement as of the date first written above.

THE COMPANY:	CONSULTANT:

APPSOFT TECHNOLOGIES, INC.	MARC A. SEAL

By:

Brian Kupchik, Chief Executive Officer		(Signature)

Address:	1225 Franklin Avenue, Suite 325 Garden City, NY 11530	Address:	246 N Rutherford Avenue Massapequa, NY 11758

email: bkupchik@appsofttechnologies.com		email:	MarcSeal20@gmail.com

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Description of Services: Development, including the completion of the development of the Zombie Chomp and Petrio games referred to in Exhibit B.

Schedule/Deadline:	2 years

EXHIBIT B

COMPENSATION

Cash Compensation

For Services to be rendered by Consultant under this Agreement, the Company shall pay to Consultant $3,500 per month on the first (1st) day of each month until the end of the term set forth in Exhibit A or until the Services are completed. Unless otherwise agreed upon in writing by Company, the Company’s maximum liability for all Services performed during the term of this Agreement shall not exceed $100,000.

Stock Compensation

Upon the execution of this Agreement, the Company will issue 85,000 shares of common stock to Mr. Seal.

Royalty

(a)          The Company shall pay to Consultant royalties based on the Net Profit (as hereafter defined) generated by the Company from the publication of the mobile application game “Zombie Chomp” (the current working title and is subject to change) in the amounts provided on Exhibit D-1.

(b)          The Company shall pay to Consultant royalties based on the Net Profit generated by the Company from the publication of the game software “Petrio” (the current working title and is subject to change) in the amounts provided on Exhibit D-2.

(c)          For purposes of this Agreement, the term “Net Profits” means net profits generated by AppSoft from sales of the referenced item calculated, for all purposes, in accordance with generally accepted accounting principles.

(d)          The royalties provided for in this Agreement shall be payable commencing as of the date that the Company commences generating revenue from the reference product. The “release” date shall be determined by an official publically announced release build and date in which the product is available to the general consumer market. By way of clarification, “release” will not be determined by any testing phases such as Alpha or Beta builds, whether private or public and includes the development phase, as contemplated by the royalty payable in the first row of the table appearing in Exhibit D.

(e)          All payments to Mr. Seal under this Agreement shall be made within ninety (90) days of the close of each fiscal quarter.

(f)          Upon thirty (30) days’ prior written notice from Mr. Seal, AppSoft shall permit an independent certified public accounting firm selected by Mr. Seal and reasonably acceptable to AppSoft, at Mr. Seal’s expense, to have access during normal business hours to examine the pertinent books and records of AppSoft as may be reasonably necessary to verify the accuracy of the royalties payable to Mr. Seal hereunder. The examination shall be limited to the pertinent books and records for any year ending not more than twenty-four (24) months prior to the date of such request. An examination under this Section 3(g) shall not occur more than once in any calendar year. The accounting firm shall disclose to Mr. Seal only whether the royalties payable to Mr. Seal are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Mr. Seal. Any such accounting firms shall sign a confidentiality agreement (in form and substance reasonably acceptable to AppSoft) as to any of AppSoft’s confidential information that such accounting firms are provided, or to which they have access, while conducting any audit pursuant to this Section 3(g). If such accounting firm correctly concludes that additional royalties were owed during such period, AppSoft shall pay such additional royalties within sixty (60) days of the date Mr. Seal delivers to AppSoft such accounting firm’s written report so correctly concluding. If such underpayment exceeds three percent (3%) of the sums correctly due Mr. Seal then the reasonable fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by AppSoft. For clarity, in all other circumstances the fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by Mr. Seal. Any overpayments by AppSoft will be credited against future royalty obligations or at Licensee’s request, promptly refunded to Licensee.

EXHIBIT C

CONFIDENTIAL INFORMATION

AGREEMENT

Intentionally omitted.

EXHIBIT D

ROYALTIES SCALE

D-1	Zombie Chomp (Working Title)

Period	Royalty Amount

Pre-Release (development)	15%

Year 1	15%

Year 2	12%

Year 3	8%

Year 4	5%

Year 5+	3%

D-2	Petrio (Working Title)

Period	Royalty Amount

Pre-Release (development)	10%

Year 1	10%

Year 2	7%

Year 3	6%

Year 4	5%

Year 5+	3%

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